Exhibit 3.33

ARTICLES OF INCORPORATION

OF

OMEGA MINING, INC.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

1. The name of the corporation is OMEGA MINING, INC.

2. The number and class of shares the corporation is authorized to issue is Twenty-Five Thousand (25.000) shares of Common Stock.

3. The name of the corporation’s initial registered agent is Harold Lynn Keene.

The initial registered agent is an individual who is a resident of Virginia and an initial director of the corporation.

4. The corporation’s initial registered office address, which is the business office of the initial registered agent is:

2884 Redbud Hwy

P O Box 929

Honaker Virginia 24260.

The registered office is physically located in the county of Russell.

5. The initial directors are:

Harold Lynn Keene

P O Box 929

Honaker, Va 24260

Larry Stinson

P O Box 929

Honaker, Va 24260

6. Incorporators this 7th day of June, 2004:

/s/ Harold Lynn Keene
Harold Lynn Keene

/s/ Larry Stinson
Larry Stinson